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                                                                    EXHIBIT 23.1

October 20, 1998

Thrift Management, Inc.
3141 W. Hallandale Beach Boulevard
Hallandale, Florida 33009

We hereby consent to the use of our name "as experts", in the "Summary Consolidated Financial Information" section and the use of our opinion dated October 15, 1998 to be included in the Post-Effective Amendment No. 3 to Form SB-2 Registration Statement being filed for Thrift Management, Inc.

Very truly yours,


/s/ Massella, Tomaro & Co., LLP

Massella, Tomaro & Co., LLP
Jericho, New York